ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                      CURTIS MATHES HOLDING CORPORATION

        Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopts the following Article of Amendment to its Articles of Incorporation:

   ARTICLE ONE:   The  name  of  the Corporation is Curtis Mathes Holding
                  Corporation.

   ARTICLE  TWO:  The   following   amendment   to   the   Articles   of
   Incorporation was adopted by resolution of the Board of Directors of the Corporation and on December 1, 1995 was submitted to the shareholders of the Corporation for a vote by consent without a shareholders' meeting:

        "ARTICLE IV (The first paragraph): The total number of shares of all classes of stock which the Corporation shall be authorized to issue is 41,000,000 shares, divided into the following: (i)
        1,000,000 shares of preferred stock, of the par value of $1.00 per share (hereinafter called "Preferred Stock"); and (ii) 40,000,000 shares of common stock, of the par value of $.01 per share (hereinafter called "Common Stock.")"

   ARTICLE THREE: The number of shares of the Corporation outstanding and entitled to vote on the amendment as of the Record Date of November 15, 1995 was 16,901,973. Pursuant to the Articles of Incorporation of the Corporation, a simple majority of the voting shares is required for amendment of the Articles of Incorporation.

   ARTICLE FOUR: As of January 17, 1996, the number of shares that had a f firmatively consented to the amendment was 8,973,580, which represents a majority of the voting shares and is greater than the minimum number of votes that would be necessary to take the action if it had been taken at a shareholders' meeting at which the holders of all shares entitled to vote on the action were present and voted. As of January 17, 1996, the number of shares that had voted against the amendment was 20,100 and the number of shares that had responded, but abstained was 2,015. The remaining shares had not responded as of January 17, 1996.

   ARTICLE FIVE: Except as set forth above and in prior amendments, the Articles of Incorporation of the Corporation remain unchanged.

        Dated:    January 17, 1996

                                 CURTIS MATHES HOLDING CORPORATION


                                 By:___Billy J. Robinson_________________
                                      Billy J. Robinson, Secretary

                          ARTICLES OF AMENDMENT
                     TO ARTICLES OF INCORPORATION OF
                    CURTIS MATHES HOLDING CORPORATION

     Pursuant  to  the  provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

                               ARTICLE ONE
     The name of the corporation is CURTIS MATHES HOLDING CORPORATION.

                               ARTICLE TWO
     The following amendment to the Articles of Incorporation was adopted by resolution of the Board of Directors of the Corporation and was submitted to the shareholders of the Corporation for vote at the Annual Shareholders' Meeting held on April 8, 1995:

     "ARTICLE VII: (UNCHANGED) If with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article VII, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action.

     (AMENDMENT ADDED) Any shareholder action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                              ARTICLE THREE
     The number of shares of the corporation outstanding and entitled to vote on the amendment at the time of the adoption was 9,194,800.

                              ARTICLE FOUR
     The  number  of  shares that voted for the amendment was 4,703,412;
and the number of the shares that voted against the amendment was 82,950.
                              ARTICLE FIVE
     Except as set forth above and in prior amendments, the Articles of Incorporation of the corporation remain unchanged.

     Dated:    July 24, 1995

                              CURTIS MATHES HOLDING CORPORATION
                                  By__Billy J. Robinson________
                                   Billy J. Robinson, Secretary

                          ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                    ENHANCED ELECTRONICS CORPORATION

     Pursuant  to  the  provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                               ARTICLE ONE

     The name of the corporation is ENHANCED ELECTRONICS CORPORATION.

                               ARTICLE TWO

     The following amendments to the Articles of Incorporation were adopted and ratified by the shareholders of the Corporation effective April 1, 1994:

     "ARTICLE I:    The name of the corporation is Curtis Mathes Holding
     Corporation.

                              ARTICLE THREE

     The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption was 8,412,000. The number of shares voting for the amendment was 4,280,815.

                              ARTICLE FOUR

     Except as set forth above, the Articles of Incorporation of the corporation remain unchanged.

     Dated:    Effective April 1, 1994.

                              ENHANCED ELECTRONICS CORPORATION


                              By____Phillip L. Scheldt_______
                                   Phillip L. Scheldt
                                   Executive Vice President/Secretary

                          ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                 DONNY OSMOND ENTERTAINMENT CORPORATION

     Pursuant  to  the  provisions of Article 4.04 of the Texas Business
Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                               ARTICLE ONE

     T h e  name  of  the  corporation  is  Donny  Osmond  Entertainment
Corporation.

                               ARTICLE TWO

     The following amendments to the Articles of Incorporation were unanimously adopted by the shareholders of the corporation on April 4, 1989.

     The Articles of Incorporation are hereby amended so to read as follows:

                               "ARTICLE I

          The  name  of  the  corporation  is  Entertainment Equity
     Corporation.

                                ARTICLE X

          The address of its registered office is 8080 North Central Expressway, Suite 1600, Lock Box 46, Dallas, Texas 75206, and the name of its registered agent at such address is Diane M. Given.

                              ARTICLE XIII

          A director of the Corporation shall not be person-ally liable to the Corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of the Corporation existing at the time of the repeal or modification.

     The number of shares outstanding and entitled to vote on this amendment at the time of its adoption was 6,253,900 and the number of shares voting for this amendment was 5,200,000."

                              ARTICLE THREE

     Except as set forth above, the Articles of Incorporation of the corporation remain unchanged.

     Dated:  May 31, 1989

                         ENTERTAINMENT EQUITY CORPORATION,
                         previously, Donny Osmond Entertainment
                         Corporation



                         By:  Patrick A. Custer
                             Patrick A. Custer, President



                              Helen Williams
                              Helen Williams, Secretary

State of Texas      )
                    )
County of Dallas         )

     The undersigned notary public does hereby certify that on this 31st day of May, 1989, personally appeared before me Patrick A. Custer who, being by me first duly sworn, declared that he is the president of Entertainment Equity Corporation, that he signed the foregoing document as president of the corporation, and that the statements herein contained are true.

[Notarial Seal]                    Anne G. Thomas
                              Notary Public in and for the State
                              of Texas
                              My commission expires:  2-19-92


State of Texas      )
                    )
County of Dallas         )

     The undersigned notary public does hereby certify that on this 31st day of May, 1989, personally appeared before me Helen Williams who, being by me first duly sworn, declared that she is the secretary of Entertainment Equity Corporation, that she signed the foregoing document as secretary of the corporation, and that the statements herein contained are true.

[Notarial Seal]                    Anne G. Thomas
                              Notary Public in and for the State
                              of Texas
                              My commission expires:  2-19-92

                        ARTICLES OF INCORPORATION

                                   OF

                 DONNY OSMOND ENTERTAINMENT CORPORATION

                               ARTICLE I.

          The  name  of  the  corporation  is Donny Osmond Entertainment

Corporation.

                               ARTICLE II.

          The period of its duration is perpetual.

                              ARTICLE III.

          The   purpose  or  purposes  for  which  this  corporation  is

organized  are  the transaction of any and all lawful business for which corporations  may  be  incorporated under the Texas Business Corporation

Act.

                               ARTICLE IV.

          The  total  number of shares of all classes of stock which the corporation  shall  be authorized to issue is 11,000,000 shares, divided into the following:  (i) 1,000,000 shares of preferred stock, of the par value  of  $1.00  per  share (hereinafter called "Preferred Stock"); and

(ii)  10,000,000  shares  of  common stock, of the par value of $.01 per share (hereinafter called "Common Stock").

          A  description  of  the  respective  classes  of  stock  and a statement  of  the  designations,  preferences, limitations and relative rights  of such classes of stock and the limitations on or denial of the voting rights of the shares of such classes of stock are as follows:

                           A.  PREFERRED STOCK

          1.   Issuance in Series. The  Preferred  stock  may be divided

into and issued in one or more series.  The board of directors is hereby vested  with authority from time to time to establish and designate such series,  and  within  the  limitations  prescribed  by  law or set forth herein,  to fix and determine the relative rights and preferences of the shares  of  any series so established, but all shares of Preferred Stock shall  be  identical  except  as  to  the  following relative rights and preferences  as  to  which  there  may  be  variations between different

series:    (a)  the rate of dividend; (b) the price and at the terms and conditions  on which shares may be redeemed; (c) the amount payable upon shares  in event of involuntary liquidation; (d) the amount payable upon shares  in  event  of voluntary liquidation; (e) sinking fund provisions for  the  redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with  the  privilege of conversion; and (g) voting rights.  The board of directors  shall exercise such authority by the adoption of a resolution as prescribed by law.

     2.   Dividends.     The  holders  of each series of Preferred Stock

at  the  time  outstanding  shall  be  entitled  to receive, when and as declared  to  be  payable  by  the  board of directors, out of any funds legally  available  for  the  payment  thereof,  dividends  at  the rate theretofore  affixed  by  the  board  of  directors  for  such series of

Preferred  Stock  that  have  theretofore been established, and no more,

payable  quarterly on the first days of January, April, July and October in each year.

     3.   Preferred Dividends Cumulative.     Dividends on all Preferred

Stock, regardless of series, shall be cumulative.  No dividends shall be declared  on  shares  of  any series of Preferred Stock for any dividend period  unless  all dividends accumulated for all prior dividend periods shall have been declared or shall then be declared at the same time upon all Preferred Stock then outstanding.  No dividends shall be declared on the  shares  of  any series of Preferred Stock unless a dividend for the same  period shall be declared at the same time upon all Preferred Stock outstanding  at  the  time of such declaration in like proportion to the dividend  rate then declared.  No dividends shall be declared or paid on the  Common  Stock  unless  full  dividends  on all Preferred Stock then outstanding  for  all past dividend periods and for the current dividend period shall have been declared and the corporation shall have paid such dividends  or  shall  have  set  apart  a sum sufficient for the payment thereof.

          4.   Preference on Liquidation.    In   the   event   of   any

dissolution,  liquidation  or  winding  up  of  the corporation, whether voluntary  or  involuntary,  the  holders  of  each  series  of the then outstanding  Preferred  Stock  shall  be  entitled to receive the amount fixed  for such purpose in the resolution or resolutions of the board of directors  establishing  the  respective  series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated  and  unpaid  dividends  thereon  at the dividend rate fixed therefor in the aforesaid resolution or resolutions.  After such payment to  such  holders  of Preferred Stock, the remaining assets and funds of the  corporation  shall be distributed pro rata among the holders of the

Common  Stock.    A  consolidation,  merger  or  reorganization  of  the

corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the corporation shall not be considered  a  dissolution, liquidation or winding up on the corporation within the meaning of these provisions.

          5.   Redemption.    The  whole  or any part of the outstanding

Preferred  Stock  or  the whole or any part of any series thereof may be called  for  redemption  and  redeemed  at any time at the option of the corporation,  exercisable  by  the  board  of directors upon thirty (30)

days'  notice  by  mail  to  the  holders  of  such  shares as are to be redeemed, by paying therefor in cash the redemption price fixed for such shares  in  the  resolution  or  resolutions  of  the board of directors establishing  the  respective  series of which the shares to be redeemed are  a  part  together with a sum equal to the amount of all accumulated and  unpaid dividends thereon at the dividend rate fixed therefor in the

aforesaid   resolution  or  resolutions  to  the  date  fixed  for  such

redemption.    The  corporation  may redeem the whole or any part of the

shares  of any series, or of several series, without redeeming the whole or  any  part of the shares of any other series; provided, however, that if  at  any  time  less  than  the  whole  of the Preferred Stock of any particular  series  then outstanding shall be called for redemption, the particular shares called for redemption shall be determined by lot or by such  other  equitable  method  as  may  be  determined  by the board of

directors.    If,  on  the redemption date specified in any such notice,

funds  necessary  for  such  redemption shall have been set aside by the corporation,  separate  and apart from its other funds, in trust for the pro  rate  benefit  of  the holders of the Preferred Stock so called for redemption,  then,  notwithstanding  that  any certificate for shares so called  for redemption shall not have been surrendered for cancellation,

the shares so called for redemption shall no longer be deemed to be outstanding, the right to receive dividends thereon shall cease to accrue  from  and  after the date so fixed, and all rights of holders of

Preferred  Stock  so  called  for  redemption shall forthwith after such redemption  date  cease  and  terminate, excepting only the right of the holders  thereof  to  receive  the redemption price thereof, but without interest;  and if, before the redemption date specified in any notice of the  redemption  of  any  Preferred Stock, the corporation shall deposit with  the  bank  or trust company in the City of Dallas, Texas, having a capital  and  surplus  of  at  least  $50,000,000  according to its last published  statement  of  condition,  in  trust  to  be  applied  to the redemption  of  the  Preferred Stock so called for redemption, the funds necessary  for  such  redemption,  then, from and after the date of such deposit,  the  shares so called for redemption shall no longer be deemed to  be outstanding and all rights of holders of the shares so called for redemption  shall  cease  and  terminate,  excepting  only the rights of holders  thereof  to  receive  the redemption price thereof, but without

interest.    Any interest accrued on funds so deposited shall be paid to the  corporation  from time to time.  In case the holder of shares shall have  been  called  for  the  redemption shall not, within six (6) years after  the  making  of  such  deposit,  claim  the amount deposited with respect  to  the redemption of such shares, the bank or trust company in which  such  deposit  was  made  shall  upon  demand  pay  over  to  the corporation  such  unclaimed  amounts  and  thereupon such bank or trust company  shall  be  relieved of all responsibility in respect thereof to

such  holder.    Preferred  Stock  redeemed  or otherwise retired by the

corporation  shall, upon the filing of such statement as may be required by  law, assume the status of authorized by unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued Preferred Stock, except that any shares of any series purchased or redeemed pursuant to the requirements of any sinking fund or purchase fund provided for such series shall not be reissued.

                            B.  COMMON STOCK

          1.   Dividends.     Subject to all the rights of the Preferred

Stock  or  any series thereof, and on the conditions set forth in Part A of  this  Article  Four  or  in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of  the  Common  Stock  shall  be  entitled  to receive, when, as and if declared  by  the  Board  of  Directors,  out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                               ARTICLE V.

          The  corporation  will  not  commence  business  until  it has received  fro  the  issuance of its shares consideration of the value of not less than $1,000.00.

                               ARTICLE VI.

          No  holder  of securities of the corporation shall be entitled as  a  matter  of  right,  preemptive  or otherwise, to subscribe for or purchase  any  securities of the corporation now or hereafter authorized to  be  issued,  or  securities held in the treasury of the corporation,

whether  issued or sold for cash or other consideration or as a dividend

or  otherwise.   Any such securities may be issued or disposed of by the

board  of  directors  to  such  persons  and  on  such  terms  as in its discretion it shall deem advisable.

                              ARTICLE VII.

          If with respect to any action taken by the shareholders of the corporation,  any provision of the Texas Business Corporation Act would,

but for this Article VII, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast  thereon, or of any class or series thereof, shall be required with respect to any such action.

                              ARTICLE VIII.

          At  each  election for directors every shareholder entitled to vote  at  such  election  shall  have the right to vote, in person or by proxy,  the  number  of shares owned by him for as many persons as there are  directors  to  be  elected and for whose election he has a right to

vote.    It  is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

                               ARTICLE IX.

          The  corporation,  without vote of shareholders, may purchase,

directly or indirectly, its own shares to the extent of the aggregate of

u n restricted  capital  surplus  available  therefor  and  unrestricted reduction surplus available therefor.

                               ARTICLE X.

          The  address  of  its  registered  office is 5001 LBJ Freeway,

Suite  912, Dallas, Texas 75234, and the name of its registered agent at such address is Patrick A. Custer.

                               ARTICLE XI.

          The  number  of  initial directors is three (3), and the names and addresses of the directors are:



          NAME                ADDRESS

     Donald C. Osmond              1420 East 800 North
                              Orem, Utah 84059

     William L. Waite III          1420 East 800 North
                              Orem, Utah 84059

     Patrick A. Custer             5001 LBJ Freeway, Suite 912
                              Dallas, Texas 75234

                              ARTICLE XII.

     The  name and address of the incorporator is Cynthia A. Smith, 5400

Allied Bank Plaza, 1000 Louisiana Street, Houston, Texas 77002.



                              Cynthia A. Smith
                                   Cynthia A. Smith
     SWORN TO ON THIS 12th day of July, 1984, by the above-named incorporator.



                                  Susan Powers
                                   Notary Public in and for
                                   the State of T E X A S

My commission expires:

    May 20, 1985